Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 5thAVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Pricing of Offering of US$200 Million of Senior Notes

CALGARY, ALBERTA, February 9, 2012 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX:LPR) today announced that it priced an offering of US$200 million in aggregate principal amount of 10.375% Senior Notes due 2017 in a private placement to eligible purchasers.  The Company expects to close the notes offering on February 14, 2012, subject to the satisfaction of customary closing conditions.  Lone Pine intends to use the net proceeds of approximately US$191.7 million from this offering, after deduction of original issue and initial purchaser discounts and estimated offering expenses, to partially repay borrowings outstanding under its bank credit facility.  The notes will be issued by the Company’s wholly-owned subsidiary, Lone Pine Resources Canada Ltd.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The notes also will not be qualified for public distribution under the securities laws of any Canadian jurisdiction and may not be offered or sold in Canada, except pursuant to an exemption from the prospectus requirements of such laws.

The notes will be offered only to persons reasonably believed to be qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.  In Canada, the notes will be offered and sold on a private placement basis in certain provinces to accredited investors in reliance on available exemptions from the prospectus requirement of applicable Canadian securities laws.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes, in any state, province or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, province or other jurisdiction.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. Words and phrases such as “expects”, “intends” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond Lone Pine’s control and are difficult to predict. These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in the registration statement that Lone Pine filed with the SEC and the final prospectus dated May 25, 2011 that Lone Pine filed with the SEC and securities regulatory authorities in Canada, and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

For further information please contact:

David Anderson

President & Chief Executive Officer

Tel.: (403) 292-8000

Ed Bereznicki

Executive Vice President & Chief Financial Officer

Tel.: (403) 292-8000